UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

TURN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42875	32-0456090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 N. Westlake Blvd., Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 564-4011

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	TTRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On March 23, 2026 (the “Closing Date”), Turn Therapeutics Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) and a Supplement to the Loan and Security Agreement (the “Supplement” and, together with the Loan and Security Agreement, the “Loan Agreement”), with Avenue Venture Opportunities Fund II, L.P., as administrative agent, collateral agent (in such capacities, the “Agent”) and as a lender (in such capacity, together with each other lender from time to time party thereto, the “Lender”).

The Loan Agreement makes available to the Company term loans in an aggregate principal amount of up to $25.0 million with (i) $7.0 million funded within one business day of the Closing Date (“Tranche 1”) and (ii) up to $8.0 million to be made available to the Company between September 1, 2026 and March 31, 2027, subject to, among other things, the Company’s achievement of specified clinical and financing milestones (“Tranche 2”). The Lender may make additional term loans of up to an additional $10.0 million (the “Discretionary Tranche 3” and collectively with Tranche 1 and Tranche 2, the “Loans”), to be funded between January 1, 2027 and June 30, 2028, subject to, among other things, (i) that the Company has drawn the full amount of Tranche 2, (ii) the Company’s achievement of specified clinical and financing milestones and (iii) the mutual written agreement of the Company and the Lender (upon the Lender’s investment committee approval). The Loans bear interest at an annual rate equal to the greater of (x) the sum of 5.50% plus the prime rate as reported in The Wall Street Journal and (y) 12.25%. The Loans are secured by a lien upon and security interest in all of the Company’s assets, including intellectual property, subject to agreed exceptions. The maturity date of the Loans is October 1, 2029 (the “Maturity Date”). The Loan Agreement does not contain any minimum cash requirement or other financial covenant.

The Company will make interest only payments on the Loans until the 15-month anniversary of the Closing Date, subject to (i) a 9-month extension if the Company has achieved the Tranche 2 availability milestone and the full amount of Tranche 2 has been funded and (ii) an additional 6-month extension if the Company achieves the Discretionary Tranche 3 milestone. The Loan principal is repayable in equal monthly installments from the end of interest only period to the Maturity Date.

The Company may, at its option at any time, prepay the Loans in their entirety by paying the then-outstanding principal balance and all accrued and unpaid interest on the Loans, subject to a prepayment fee equal to (i) 3.0% of the principal amount outstanding if the prepayment occurs on or prior to the first anniversary following the Closing Date, (ii) 2.0% of the principal amount outstanding if the prepayment occurs after the first anniversary following the Closing Date, but on or prior to the second anniversary following the Closing Date, and (iii) 1.0% of the principal amount outstanding if the prepayment occurs after the second anniversary following the Closing Date. The Company will pay a final payment of 3.75% of the aggregate funded amount of the Loans, on the earlier of (x) the Maturity Date and (y) the date that the Company prepays all of the outstanding principal amount of the Loans in full. The Company paid to the Lender a commitment fee of $150,000, of which $50,000 was previously paid by the Company to the Lender as an advance deposit.

The Loan Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes. The Loan Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company. After the occurrence of an event of default, the Agent may (i) accelerate payment of all obligations, impose an increased rate of interest, and terminate the Lender’s commitments under the Loan Agreement and (ii) exercise any other right or remedy provided by contract or applicable law.

Pursuant to the Loan Agreement, the Lender will have the right to convert up to $2.0 million of the outstanding principal of the Loans (the “Conversion Option”) at a price per share equal to 80% of the closing price of the Company’s common stock (the “Common Stock”) on the principal trading market for the Common Stock, on the date of exercise of the Conversion Option; provided, that the amount of the Conversion Option shall be in an aggregate amount of up to $3.0 million of the principal amount of the outstanding Growth Capital Loans (as defined in the Supplement) upon the funding of Tranche 2. The Conversion Option is subject to certain terms and conditions, including beneficial ownership limitations.

In addition, subject to applicable law and certain specified exceptions, the Lender may participate in certain equity financing transactions of the Company in an aggregate amount of up to $1.0 million on the same terms, conditions and pricing offered by the Company to other investors participating in such financing transaction (such right, the “Participation Right”).

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Loan and Security Agreement and the Supplement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Equity Grant

In connection with the Loans, the Company issued to the Lender shares of Common Stock with an aggregate value of $1.2 million, with the exact number of shares calculated by dividing (i) $1.2 million by (ii) the volume-weighted average price of the Common Stock, determined for the five (5) consecutive trading days ending on the last trading day immediately preceding the Closing Date (the “Equity Grant”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the Equity Grant and the securities to be sold and issued pursuant to the Conversion Option under the Loan Agreement as set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The securities described above will be offered and sold in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Equity Grant, Loans and any shares of Common Stock issuable thereunder have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission (the “SEC”), or an applicable exemption from the registration requirements.

Item 7.01 Regulation FD Disclosure.

On March 24, 2026, the Company issued a press release announcing the entry into the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “preliminary,” “should,” “continue,” or the negative versions of those words or other comparable words. These forward-looking statements include statements about the Loan Agreement, the availability of funds under the Loan Agreement, the Conversion Option, the shares of Common Stock issuable pursuant to the Conversion Option, the Lender’s exercise of the Participation Right, and the Company’s clinical progress and financing efforts. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties related to market conditions. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s filings with the SEC. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement, dated as of March 23, 2026, among the Company, the Agent and the Lender.
10.2†	Supplement to Loan and Security Agreement, dated as of March 23, 2026, among the Company, the Agent and the Lender.
99.1	Press Release, dated March 24, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain portions of this exhibit have been redacted pursuant to Regulation S-K Item 601(b)(10)(iv). The registrant hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2026	TURN THERAPEUTICS INC.

	By:	/s/ Bradley Burnam
	Name:	Bradley Burnam
	Title:	Chief Executive Officer

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